Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact:
Phyllis Proffer
Director, Investor Relations
SYNNEX Corporation
Telephone: (864) 373-7354

Ann Vezina Appointed to the SYNNEX Corporation Board of Directors

FREMONT, Calif., February 1, 2017--SYNNEX Corporation (NYSE: SNX), a leading business process services company, announced today the appointment of Ann Vezina to the Company’s Board of Directors.

The appointment adds a new Independent Director to the SYNNEX Board, bringing the total number of Independent Directors to eight and the total Board membership to eleven. In addition to joining the SYNNEX Board, Ms. Vezina has been appointed to the Company’s Audit Committee.

Ms. Vezina most recently was the Corporate Vice President, Human Resources, of Xerox Business Services, a role she was promoted to in 2013. Prior to that she was the Corporate Vice President and Chief Operations Officer for Xerox Business Services, where she led the operation and growth of Enterprise BPO. Ms. Vezina came to Xerox when it acquired Affiliated Computer Services, Inc. where Ms. Vezina had been the Executive Vice President and Group President, Commercial Solutions and Services since 2006. Ms. Vezina had been with Electronic Data Systems from 1985 to 2003, commencing as a system engineer and then taking on various roles with increasing responsibility. Ms. Vezina is a seasoned executive with over 30 years of experience in IT services and Business Process Outsourcing and experience in company integration and global expansion.

"Ann Vezina specializes in business process outsourcing and her expertise will be invaluable to our global business services, particularly our Concentrix business, in the coming years. We look forward to her contributions as a member of the SYNNEX Board of Directors," said Duane Zitzner, Chairman of the SYNNEX Corporation Nominating and Corporate Governance Committee. Kevin Murai, President and Chief Executive Officer of SYNNEX Corporation, added, “Ann’s expertise in growing a BPO business and her particular expertise in human resources provides an important perspective as we build our business to succeed in a complex global environment.”

Ms. Vezina received her Bachelor of Business Administration from Central Michigan University.

About SYNNEX Corporation
SYNNEX Corporation (NYSE: SNX), a Fortune 500 corporation, is a leading business process services company, providing a comprehensive range of distribution, logistics and integration services for the technology industry and providing outsourced services focused on customer engagement strategy to a broad range of enterprises. SYNNEX distributes a broad range of information technology systems and products, and also provides systems design and integration solutions. Concentrix, a wholly-owned subsidiary of SYNNEX Corporation, offers a portfolio of strategic solutions and end-to-end business services around customer engagement strategy, process optimization, technology innovation, front and back-office automation and business transformation to clients in ten identified industry verticals. Founded in 1980, SYNNEX Corporation operates in numerous countries throughout North and South America, Asia-Pacific and Europe. Additional information about SYNNEX may be found online at www.synnex.com.

Safe Harbor Statement
Statements in this release that are forward-looking, such as anticipated contributions to the Company and the Board of Directors, involve known and unknown risks and uncertainties, which may cause the Company's actual results in future periods to be materially different from any future performance that may be suggested in this release. The Company assumes no obligation to update any forward-looking statements contained in this release.

Copyright 2017 SYNNEX Corporation. All rights reserved. SYNNEX, the SYNNEX Logo, CONCENTRIX, and all other SYNNEX company, product and services names and slogans are trademarks or registered trademarks of SYNNEX Corporation. SYNNEX, the SYNNEX Logo and CONCENTRIX Reg. U.S. Pat. & Tm. Off. Other names and marks are the property of their respective owners.

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